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                                                                    Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-03343 and 333-74987) and Form S-8 (Nos. 2-88940, 33-20421,
33-29351, 33-49052, 33-59580, 333-03293, 333-19697, 333-53877, 333-53879,
333-53881, 333-76297 and 333-77023) of The BFGoodrich Company, of our report dated September 11, 1997, on our audit of Rohr, Inc. for the year ended July 31, 1996, appearing in this Current Report on Form 8-K of The BFGoodrich Company to be filed with the Securities and Exchange Commission on or about December 10, 1999.



/s/ DELOITTE & TOUCHE LLP
San Diego, California
December 10, 1999